                                                                      EXHIBIT 21

                                  SPIEGEL, INC.

                             LISTING OF SUBSIDIARIES
                                 January 1, 2000


Name of Corporation                                                 Incorporated In
-------------------                                                 ---------------
Boutique Europa, Inc.                                                     Delaware

Distribution Fulfillment Services, Inc.                                   Delaware

East Coast Collection Agency, Inc.                                        Delaware

Eddie Bauer, Inc.                                                         Delaware

Eddie Bauer of Canada, Inc. (1)                                            Canada

Eddie Bauer International, Inc. (1)                                       Delaware

Equity Cash Benefit Insurance Agency, Inc.                                 Nevada

First Consumers National Bank                                          Federal Charter

First Credit Services, Inc.                                               Delaware

New Hampton Realty Corporation (2)                                        Delaware

Newport News, Inc. (formerly New Hampton, Inc.)                           Delaware

Retailer Financial Products, Inc.                                         Delaware

S.I. Reinsurance Limited                                           Turks & Caicos Islands

Spiegel Acceptance Corporation                                            Delaware

Spiegel Cares                                                             Illinois

Spiegel Catalog, Inc.                                                     Delaware

Spiegel Credit Corporation III                                            Delaware

Spiegel Management Group, Inc.                                            Delaware

Spiegel of Philadelphia, Inc.                                           Pennsylvania

Spiegel Publishing Company                                                Illinois

Spiegel Teleservice, Inc.                                                 Illinois

Spiegel Teleservice, Inc.                                                  Nevada

The Spiegel Foundation                                                    Illinois

Together Retail U.S.A., Inc.                                              Delaware

Ultimate Outlet, Inc.                                                     Delaware


(1) Wholly owned subsidiary of Eddie Bauer, Inc., a wholly owned subsidiary of Spiegel, Inc.

(2) Wholly owned subsidiary of Newport News, Inc., a wholly owned subsidiary of Spiegel, Inc.

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